EXHIBIT 10.49

                      PURCHASE AND SALE OF ASSETS AGREEMENT

               THIS PURCHASE AND SALE OF ASSETS AGREEMENT (this "Agreement") is executed and delivered as of January 1, 1998, between ENVIRONMENT MANAGEMENT, INC., a Texas corporation ("Buyer"); ENVIRO-PLUMBING, INC., a Texas corporation ("Seller"); and MICHAEL L. BRIGGLE, and MARK A. EMMERT the sole stockholders of Seller ("Stockholders").

                                P R E M I S E S:

               WHEREAS, Seller operates a non-hazardous commercial waste, transportation, storage, treatment, processing and disposal business in the Austin, Texas area (the "Business");

               WHEREAS, as part of the Business, Seller subleases certain improved real property located at 5119 E. 7th Street in Austin, Texas and more fully described on Exhibit A attached hereto and made a part hereof (the "Land"), pursuant to a oral lease between Seller and Buyer (the "Real Estate Lease");

               WHEREAS, Buyer desires to purchase and acquire certain assets, properties and contractual rights of Seller used in connection with the Business and Seller desires to sell such assets, properties and contractual rights to Buyer, all in accordance with the terms and conditions set forth in this Agreement;

               WHEREAS, Stockholders hold all of the outstanding capital stock of Seller and Buyer is unwilling to enter into this Agreement without the covenants and promises of Stockholders herein set forth; and

               NOW, THEREFORE, in consideration of Ten Dollars ($10), the mutual promises and covenants herein contained and other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree as follows:

                               A G R E E M E N T:

                      ARTICLE 1.  SALE OF ASSETS

               SECTION 1.1 DESCRIPTION OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to grant, convey, sell, transfer and/or assign (as the case may be) to Buyer the following assets, properties and contractual rights of Seller, wherever located, subject to the exclusions hereinafter set forth:

               (a) all equipment owned or leased by Seller and used or for use in the operation of the Business, including, without limitation, the equipment listed on Schedule 1.1(a) attached hereto and made a part hereof (the "Equipment");
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               (b) all of the motor vehicles owned or leased by Seller and used or for use in the Business, and all radios, attachments, accessories and materials handling equipment owned or leased by Seller and now located in or on such motor vehicles (the "Rolling Stock"), as the same are listed and more completely described by manufacturer, model number and model year on Schedule 1.1(b), attached hereto and made a part hereof;

               (c) all manual and automated routing and billing information and components thereof, including, without limitation, all routing and billing computer hardware, software and programs containing any customer information (subject, however, to such license or other agreements as may be applicable to such software, programs or other assets);

               (d) all contractual rights of Seller with Seller's customers (whether oral or in writing) relating to the conduct of the Business (the "Customer Accounts"), and all commitments, lists, leases, permits, licenses, consents, approvals, franchises and other instruments relating to the Customer Accounts, if any (the "Related Approvals"); a complete and accurate list of the Customer Accounts and the Related Approvals is set forth on Schedule 1.1(d), attached hereto and made a part hereof, and true and complete copies of all written Customer Accounts and Related Approvals shall be delivered to Buyer simultaneously with the execution and delivery of this Agreement;

               (e) all of Seller's inventory of parts, tires and accessories of every kind, nature and description used or for use in connection with the Business (the "Inventory");

               (f) all right, title and interest of Seller in and to all trade secrets, proprietary rights, symbols, trademarks, service marks, logos and trade names used in the Business;

               (g) to the extent transferable, all permits, licenses, franchises, consents and other approvals relating to the Business set forth on Schedule 1.1(g), attached hereto and made a part hereof (the "Permits") (true and complete copies of which shall be delivered to Buyer simultaneously with the execution and delivery of this Agreement);

               (h) the Equipment leases specified on Schedule 1.1(h) (the "Assumed Leases"), which schedule shall set forth the lessor of such Equipment, a description of the Equipment leased and the remaining payment obligations under each Assumed Lease.

               (i) Seller's leasehold interest in the Land (subject to the terms of the Real Estate Lease) and all of Seller's right, title, estate and interest in and to the buildings and other improvements on the Land;

               (j) all right, title, and interest of Seller in and to the telephone number (512) 385-2397 and the telecopier number (512) 385-1617 used by Seller in the conduct of the Business;

               (k) all of Seller's right, title and interest in and to the name "Enviro Plumbing, Inc." and the right to use such name (the "Business Name");

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               (l) all of Seller's existing documents, files and other material related to all current or past customers of the Business;

               (m) all of Seller's shop tools, nuts and bolts relating to the Business; and

               (n) all of the goodwill of the Business.

All of the foregoing assets, properties and contractual rights are hereinafter sometimes collectively called the "Assets."

               SECTION 1.2 EXCLUDED ASSETS. The parties agree that there shall be excluded from the Assets the following which are not being sold to Buyer pursuant to this Agreement (the "Excluded Assets"): (a) all cash on hand and on deposit of Seller, except as set forth in Section 1.5 hereof; (b) all accounts receivable of Seller ("Accounts Receivable") as of the close of business on December 31, 1997; (c) all real property (whether owned or leased) and all buildings on and fixtures to all real property of Seller (whether owned or leased) other than the Land; (d) all contracts and contract rights and obligations of Seller (whether oral or in writing) other than the Customer Accounts, the Assumed Leases and all commitments, lists, leases, permits, licenses, consents, approvals, franchises and other instruments not relating to the Customer Accounts, the Assumed Leases or the Business; (e) all employment contracts to which Seller is a party or by which Seller is bound; and (f) all motor vehicles of Seller that are not Rolling Stock.

               SECTION 1.3 NON-ASSIGNMENT OF CERTAIN CUSTOMER ACCOUNTS AND ASSUMED LEASES. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any Customer Account or Assumed Lease shall require the consent of any third party, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller shall use its reasonable efforts to obtain the consent of such other party to such assignment to Buyer. If such consent is not obtained, Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such Customer Account or Assumed Lease, including, without limitation, an adjustment of the purchase price set forth in Section 2.1 hereof and enforcement for the account and benefit of Buyer, of any and all rights of Seller against any other person arising out of the breach or cancellation of any such Customer Account or Assumed Lease by such other person, or otherwise. Attached hereto as Schedule
1.3 is a list of all Customer Accounts or Assumed Leases requiring consent to their assignment.

               SECTION 1.4 SELLER ACCOUNTS RECEIVABLE. (a) Buyer shall have no liability or obligation whatsoever to Seller in connection with the Accounts Receivable and Buyer shall not be responsible for collecting the Accounts Receivable. However, if Buyer receives any payments which are designated by the customer as being toward such Accounts Receivable, then Buyer shall forward such payments to Seller as set forth in Section 1.4(b). Attached hereto as Schedule 1.4 is a true and complete list of all Accounts Receivable of Seller as of the close of business on December 31, 1997.

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               (b) All sums representing Accounts Receivable as set forth on
        Schedule 1.4 collected by Buyer from the customers set forth on Schedule 1.1(d) shall be conclusively presumed to be receipts from the collection of the oldest Accounts Receivable of such customer unless the customer specifically indicates otherwise in writing. All such sums received by Buyer shall be received in trust and shall be remitted to Seller on a weekly basis, together with an itemized list of the sources thereof. Seller shall be entitled to take such action as may be necessary in order to collect its unpaid Accounts Receivable; provided, however, that Seller agrees not to deliver any such Accounts Receivable to a collection agency or institute any litigation related to an Accounts Receivable without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

               SECTION 1.5 PRORATION OF CASH ON HAND. The parties shall prorate, as of the close of business on December 31, 1997, all cash on hand or on deposit with Seller consisting of sums paid to Seller pursuant to any advance billing practice of Seller or otherwise representing a prepayment to Seller of services to be rendered after the Closing. Seller shall be entitled to all such sums allocable to services performed on or before the close of business on December 31, 1997, and Buyer shall be entitled to all such sums allocable to services to be performed thereafter. Buyer and Seller agree that the amount of such prepaid services to be credited to Buyer is $0.

               SECTION 1.6 CHANGE OF NAME. On the date of Closing, Seller shall take all necessary action to change Seller's current Business Name, to a name not the same as or similar to Enviro Plumbing, Inc. or any other symbol, trademark, service mark, logo or trade name now used by Seller. Seller shall, on the date of closing, deliver to Buyer, in form suitable for filing, such certificates, consents and other documents as are necessary to effect the transfer of the registration of the Business Name conveyed by Buyer pursuant to this Agreement in Texas, and shall grant any consents and take any other and further action, all at Seller's own expense, requested by Buyer to enable Buyer to reserve or register any such name for use of Buyer in Texas.

                            ARTICLE 2. PURCHASE PRICE

               SECTION 2.1 AGGREGATE PURCHASE PRICE. U S Liquids Inc., a Delaware corporation ("Parent") shall pay to Seller for the Assets and the restrictive covenants set forth herein: (A) the sum of $1,750,000 in immediately available funds on the Closing Date; and (B) the sum of $950,000 in immediately available funds on January 16, 1999.

                               ARTICLE 3. CLOSING

               SECTION 3.1 TIME AND PLACE OF CLOSING. Unless the parties otherwise agree, this transaction shall be closed simultaneously with the execution and delivery of this Agreement and the other documents and instruments referred to in this Article 3 (the "Closing"), to be effective

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for all purposes as of January 1, 1998. The Closing shall take place at a time and location mutually acceptable to Buyer and Seller.

               SECTION 3.2 DELIVERIES BY SELLER AND STOCKHOLDERS. At the Closing, Seller and Stockholders shall deliver to Buyer, all duly executed:

               (a) an assignment of the Real Estate Lease containing the consent of the Landlord if required;

               (b) a General Conveyance, Assignment and Bill of Sale, in form and substance satisfactory to Buyer and Seller, conveying, selling, transferring and assigning to Buyer all of the Assets (other than the Land) (the "Bill of Sale");

               (c) an assignment and assumption of the Assumed Leases;

               (d) motor vehicle Certificates of Title and/or registrations to the Rolling Stock, properly endorsed to Buyer;

               (e) a receipt acknowledging payment by Buyer of the purchase price;

               (f) fully executed consents to the assignment of the Customer Accounts and the Assumed Leases set forth on Schedule 1.3, if any, in form and substance reasonably satisfactory to Buyer;

               (g) the documents evidencing Seller's change of name as required by Section 1.6;

               (h) a certified copy of the written action of the shareholders and directors of Seller authorizing the execution of this Agreement, the sale of the Assets to Buyer, and the consummation of the transactions contemplated herein, along with an incumbency certificate of Seller; and

               (i) such other separate instruments of sale, assignment or transfer reasonably required by Buyer.

               SECTION 3.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller the Purchase Price set forth in Section 2.1(A) and an assignment and assumption of the Assumed Leases.

               SECTION 3.4 PRORATIONS AND CHARGES. The parties shall prorate and apportion, on a calendar year basis, as of the close of business on the date of Closing, the rent under the Real Estate Lease.

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                 ARTICLE 4. COVENANTS OF SELLER AND STOCKHOLDER

               SECTION 4.1 USE OF BUSINESS NAME. Seller and Stockholders covenant not to use the Business Name or any similar names from and after the close of business on the date of Closing.

               SECTION 4.2 TRANSITION. Neither Seller nor Stockholders will take any action that is designed or intended to have the effect of discouraging any customer or business associate of Seller from maintaining the same business relationships with Buyer after the Closing that it maintained with Seller before the Closing. Seller and Stockholders will refer all customer inquiries relating to the Business to Buyer from and after the Closing. Further, Seller and Stockholders agree that for a period of 90 days following the date of Closing, they will, without additional consideration, assist Buyer with the orderly transition of the operations of the Business from Seller to Buyer. Such assistance shall include, without limitation, Seller and Stockholders assisting Buyer to obtain contracts with Seller's current customers, routing transition activities and development of sufficient information to allow Buyer to compile accurate customer billings.

               SECTION 4.3  SURVIVAL.  Each of the covenants set forth in this
Article 4 shall survive the Closing and the transfer of the Assets.

               ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF SELLER
                                AND STOCKHOLDERS

               SECTION 5.1 Seller and each Stockholder, severally (and not jointly and severally), represent and warrant to Buyer that:

               (a)    AUTHORITY.

                      (i) Seller is a corporation duly formed, validly existing
               and in good standing under the laws of the State of Texas. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Seller and Stockholders with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, the articles of incorporation or bylaws of Seller, or any instrument or other agreement to which Seller or any Stockholder is a party or by which Seller or any Stockholder is bound. This Agreement constitutes a valid obligation of Seller and Stockholders enforceable against Seller and each Stockholder in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

                      (ii) Each Stockholder is competent, under no duress or
               legal restraint, and has all necessary authority to enter into this Agreement, perform his obligations hereunder and consummate the transactions contemplated hereby.

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                      (iii) All of the issued and outstanding shares of Seller
               are owned of record and beneficially by Stockholders, free and clear of all liens, security interests and encumbrances whatsoever.

               (b) COMPLIANCE WITH LAW. To the best of Stockholders' and Seller's knowledge, except as set forth on Schedule 5.1(b), neither Seller nor any Stockholder is in default under any applicable federal, state or local laws, statutes, ordinances, permits, licenses, orders, approvals, variances, rules or regulations or judicial or administrative decisions ("Applicable Laws") which would have an adverse effect upon the Assets or the Business and Seller has been granted all licenses, permits, consents, authorizations and approvals from federal, state and local government regulatory bodies necessary or desirable to carry on the Business, all of which are currently in full force and effect. Each of the Assets complies in all respects with all federal, state and local laws, statutes, ordinances, permits, licenses, approvals, rules and regulations applicable thereto.

               (c) EQUIPMENT. Listed on Schedule 1.1(a) hereto is a complete and accurate list of all Equipment used or for use in connection with the Business. Each piece of Equipment is in operating condition on the date hereof.

               (d) ROLLING STOCK. Listed on Schedule 1.1(b) hereto is a complete and accurate list of all Rolling Stock. Each motor vehicle, attachment, accessory and piece of materials handling equipment comprising the Rolling Stock is in operating condition on the date hereof.

               (e) CUSTOMER ACCOUNTS. Listed on Schedule 1.1(d) hereto is a complete and accurate list of the Customer Accounts as of the date hereof. Except as set forth on Schedule 1.3, all Customer Accounts are (and will be immediately following the Closing) in full force and effect and are valid, binding and enforceable against the respective parties thereto in accordance with their respective provisions, and Seller is not in default in, nor has there occurred an event or condition (including Seller's execution and delivery of or performance under this Agreement) which with the passage of time or the giving of notice (or both) would constitute a default, with regard to the payment or performance of any obligation under any Customer Account; no claim of such a default has been asserted and there is no reasonable basis upon which such a claim could validly be made. Neither Seller nor any Stockholder has received any notice that any person intends or desires to modify, waive, amend, rescind, release, cancel or terminate any written Customer Account. By virtue of the grant, conveyance, sale, transfer and assignment of the written Customer Accounts by Seller to Buyer hereunder, Buyer shall own and hold all right, title and interest of Seller in and to the Customer Accounts, without the consent or approval of any other person or entity.

               (f) TITLE TO THE ASSETS. Seller has good and marketable title to the Assets, free and clear of all liens, encumbrances, security interests, equities or restrictions whatsoever, except the Assumed Leases, and, by virtue of the grant, conveyance, sale, transfer, and assignment of the Assets hereunder, Buyer shall receive good and marketable title to the

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        Assets, free and clear of all liens, lease payments (including lease-end buy-out payments), encumbrances, security interests, equities or restrictions whatsoever, except the Assumed Leases. The Assets include all of the permits, licenses, franchises, consents and other approvals necessary or desirable to conduct the Business.

               (g) TITLE TO REAL PROPERTY. Seller has never owned, leased or otherwise occupied, had an interest in or operated any real property other than the Land. Seller has good, valid leasehold title to the Land. Except as set forth on Schedule 5.1(g):

                      (i) The Land is, and at all times during operation of the
               Business has been, fully licensed, permitted and authorized for the operation of the Business under all Applicable Laws relating to the protection of the environment, the Land and the conduct of the Business thereon (including, without limitation, all zoning restrictions and land use requirements).

                      (ii) The Land is usable for its current uses and to the
               best of Stockholders' and Seller's knowledge, can be used by Buyer after the Closing for such uses without violating any applicable law or private restriction, and such uses are legal conforming uses. There are no proceedings or amendments pending and brought by or, to the best of Seller's knowledge, threatened by, any third party which would result in a change in the allowable uses of the Land or which would modify the right of Buyer to use the Land for its current uses after the Closing Date.

                      (iii) Stockholders and Company have made available to
               Buyer all engineering, geologic and other similar reports, documentation and maps relating to the Land in the possession or control of Seller.

                      (iv) Neither Seller, Stockholders nor the Land now is or
               ever has been involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

                      (v) No third party has a present or future right to
               possession of all or any part of the Land except the landlord under the Real Estate Lease.

               (h) LITIGATION. Except as set forth on Schedule 5.1(h) hereof, there is no claim, litigation, action, suit or proceeding, administrative or judicial, pending or, to the best of Stockholders' and Seller's knowledge, threatened against Seller or Stockholder, or involving the Assets or the Business, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority. Neither Seller nor any Stockholder has received any notice of any of the above and no facts or circumstances exist which would, with the passage of time or giving of notice (or both), give rise to any of the above.

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               (i) EMPLOYEES. Attached as Schedule 5.1(i) hereof is a complete list of all employees of Seller and their respective rates of compensation (including a breakdown of the portion thereof attributable to salary, bonus and other compensation, respectively) as of the date of Closing. Each employee is an employee at will and there are no collective bargaining agreements affecting any employee of Seller. Buyer shall not be obligated to hire any of Seller's employees.

               (j) EMPLOYEE RELATIONS AND BENEFIT PLANS. Set forth on Schedule 5.1(j) is an accurate and complete list of all agreements of any kind between Seller and its employees or group of employees, including, without limitation, employment agreements, collective bargaining agreements and benefit plans. Buyer shall not, by the execution and delivery of this Agreement or otherwise, become obligated to or assume any liabilities or contractual obligations with respect to any employee of Seller or otherwise become liable for or obligated in any manner (contractual or otherwise) to any employee of Seller, including, without limiting the generality of the foregoing, any liability or obligation pursuant to any collective bargaining agreement, employment agreement, or pension, profit sharing or other employee benefit plan (within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained by Seller or to which Seller contributes or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by Seller.

               (k) FINANCIAL STATEMENTS. Seller has delivered to Buyer copies of Seller's Statement of Assets, Liabilities and Equity-- Income Tax Basis as of December 31, 1996 (the "Balance Sheet Date"), and a Statement of Revenue and Expenses-- Income Tax Basis for the year then ended (the "Financial Statements"). The Financial Statements are true, complete and correct and present fairly the financial condition and the results of the operations of Seller for the period indicated thereon. All reserves for contingent risks are appropriate and sufficient to cover all costs reasonably expected to be incurred from such risks. The Financial Statements are consistent with the books and records of Seller (which books and records are correct and complete).

               (l) TAXES. No federal, state, local or other tax returns or reports filed by Seller (whether filed prior to, on or after the date hereof) with respect to the Business or the Assets will result in any taxes, assessments, fees or other governmental charges upon the Assets or Buyer, whether as a transferee of the Assets or otherwise. All federal, state and local taxes due and payable with respect to the Business or the Assets have been paid, including, without limiting the generality of the foregoing, all federal, state and local income, sales, use, franchise, excise and property taxes.

               (m) HAZARDOUS MATERIALS. Neither Seller nor Stockholders has ever generated, transported, stored, handled, recycled, reclaimed, disposed of, or contracted for the disposal of, hazardous materials, hazardous wastes, hazardous substances, toxic wastes or substances, infectious or medical waste, radioactive waste or sewage sludges as those terms are defined by the Resource Conservation and Recovery Act of 1976; the

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        Comprehensive Environmental Response, Compensation and Liability Act of
        1980 ("CERCLA"); the Atomic Energy Act of 1954; the Toxic Substances Control Act; the Occupational Health and Safety Act; any comparable or similar Texas statute; or the rules and regulations promulgated under any of the foregoing, as each of the foregoing may have been from time to time amended (collectively, "Hazardous Materials"). Seller has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage or disposal facility, business or activity other than the Business. To the best of Stockholders' and Sellers's knowledge, Seller has obtained and maintained all necessary trip tickets, signed by the applicable waste generators, and other records demonstrating the nature of the waste transported in connection with the Business. To the best of Stockholders' and Seller's knowledge, no employee, contractor or agent of Seller has, in the course and scope of employment with Seller, been harmed by exposure to Hazardous Materials. To the best of Stockholders' and Seller's knowledge, Seller has no direct or contingent liability or obligation for or in connection with any claimed release, discharge or leak of any substance onto the Land or into the environment. Further, no portion of the Land is listed on the CERCLA list or the National Priorities List of Hazardous Waste Sites or any similar list maintained by the State of Texas. Attached hereto as Schedule 5.1(m) is a complete list of the names and addresses of all disposal sites at any time now or in the past utilized by Seller, none of which sites is listed on the CERCLA list or the National Priorities List of Hazardous Waste Sites or any comparable Texas list. Neither Seller, Stockholders nor the Land is listed as a potentially responsible party under CERCLA or any comparable or similar Texas statute; neither Seller nor Stockholders has received any written notice of such a listing; and neither Seller nor Stockholders knows of any facts or circumstances which could give rise to such a listing.

               (n) GOVERNMENT NOTICES. Seller has delivered to Buyer, a description and copies, as of the date of this Agreement, of all notifications, filed or submitted, or required to be filed or submitted, to governmental agencies and of all material notifications from such governmental agencies relating to Seller and the Assets or relating to the discharge or release of materials into the environment or otherwise relating to the protection of the public health or the environment.

               (o) ABSENCE OF PRICE RENEGOTIATION CONTRACTS. Seller is not now nor has ever been a party to any governmental contracts subject to price redetermination or renegotiation.

               (p) GROSS REVENUES. The gross revenues generated by the Business for the 12- month period immediately preceding the month in which the Closing occurs were $657,675.88.

               (q) UNDERGROUND STORAGE TANKS. Except for the Land, Seller has never owned, leased or operated any real estate having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 and/or other applicable federal, state or local laws, rules and regulations and requirements.

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        Set forth on Schedule 5.1(q) is a list of all above and below ground tanks located on the Land, each of which are being used and maintained in accordance with Applicable Laws.

               (r) COMPLETENESS OF DISCLOSURE. To the best of Stockholders' and Seller's knowledge, this Agreement and the Schedules hereto and all other documents and information furnished to Buyer and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If Seller or Stockholders become aware of any fact or circumstance which would change a representation or warranty of Seller or Stockholders in this Agreement, the party with such knowledge shall immediately give notice of such fact or circumstance to Buyer. However, such notification shall not relieve Seller or Stockholders of their obligations under this Agreement, and at the sole option of Buyer, the truth and accuracy of any and all warranties and representations of Seller and Stockholders at the date of this Agreement shall be a precondition to the consummation of this transaction, provided that no party shall be entitled to rely on any representation or warranty provided in this Agreement to the extent such party has actual knowledge that such representation or warranty is inaccurate or incorrect.

               SECTION 5.2 SURVIVAL. Each of the representations and warranties set forth in this Article 5 shall survive the Closing hereunder for a period of one year after the Closing Date; provided, however, that the representations and warranties in Sections 5.1(a) and 5.1(b) shall survive until the expiration of the applicable status of limitations; and that the representations and warranties in Sections 5.1(g) and 5.1(m) shall survive for a period of a three years after the Closing Date.


                ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

               SECTION 6.1 Buyer and Parent represent and warrant to Seller and Stockholders that:

               (a) CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) AUTHORIZATION. Buyer and Parent each have all requisite corporate power and corporate authority to enter into this Agreement, perform its respective obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Buyer and Parent with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, Buyer's Articles of Incorporation or Bylaws or any other agreement or instrument to which Buyer or Parent is a party or by which Buyer or Parent is bound. All necessary corporate action has been taken by Buyer and Parent with respect to the execution and delivery of this

        Agreement, and this Agreement constitutes a valid obligation of Buyer and Parent enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

               SECTION 6.2 SURVIVAL. Each of the representations and warranties set forth in this Article 6 shall survive the Closing until the expiration of the applicable statute of limitations.

                  ARTICLE 7.  NON-ASSUMPTION OF LIABILITIES; INDEMNIFICATION

               SECTION 7.1 NON-ASSUMPTION OF LIABILITIES. Except as explicitly set forth in Section 7.2 below, Buyer shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for or incur any liability or obligation of any nature of Seller or Stockholders whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at or after the date of this Agreement, including, without limiting the generality of the foregoing, any liability or obligation arising out of or relating to: (a) any occurrence or circumstance (whether known or unknown) which occurs or exists on or prior to the date of this Agreement and which constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreement (whether written or oral); (b) any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, or any other theory; (c) a violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of Seller or Stockholder; (d) the generation, collection, transportation, storage or disposal by Seller or Stockholders of any materials, including, without limitation, Hazardous Materials; (e) an agreement or arrangement between Seller and the employees of Seller or Stockholders or any labor or collective bargaining unit representing any such employees; (f) the severance pay obligation of Seller or any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained or sponsored by Seller or Stockholders or to which Seller or any Stockholder contributes or any contributions, benefits or liabilities therefor or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by Seller or Stockholder; (g) the debts of Seller or Stockholder; (h) any litigation against Seller or Stockholder, whether or not listed on Schedule 5.1(h); (i) any liability, obligation, cost or expense related to the Excluded Assets; (j) any liability, obligation cost or expense related to the Land, including, without limitation, the environmental condition thereof and any dispute between Seller and the owner of the Land; and (k) the liabilities or obligations of Seller or any Stockholder for brokerage or other commissions relative to this Agreement or the transactions contemplated hereunder. Seller and Stockholders each agree to indemnify Buyer, its successors and assigns from and against all of the above liabilities and obligations in accordance with
Section 7.3 below.

               SECTION 7.2 ASSUMPTION OF SPECIFIC LIABILITIES. Buyer agrees to perform all of Seller's contractual obligations related to the Customer Accounts and the Assumed Leases, to the extent, and only to the extent, such obligations first mature and are required to be performed after the close of business on the Closing Date.

               SECTION 7.3 INDEMNIFICATION BY SELLER AND STOCKHOLDERS. Notwithstanding investigation at any time made by or on behalf of Buyer, Seller and each Stockholder, severally (and not jointly and severally), agree to defend, indemnify and hold harmless Buyer, its officers, shareholders, directors, divisions, subdivisions, affiliates, parent, employees, agents, successors, assigns and the Assets from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result, either before or after the date of this Agreement, from:

               (a) inaccuracy in any representation or warranty made by Seller or Stockholders in this Agreement;

               (b) breach of any representation or warranty under this Agreement by Seller or Stockholder;

               (c) failure of Seller or Stockholders duly to perform and observe any term, provision, covenant, agreement or condition under this Agreement;

               (d) liability of Seller or Stockholders imposed upon Buyer (including, without limitation, all liability for the generation, collection, transportation, storage or disposal of any materials, including, without limitation, Hazardous Materials, whether or not disclosed on Schedule 5.1(m) hereof);

               (e) misrepresentation in or omission from any Schedule to this Agreement;

               (f) failure of Seller or Stockholders to obtain consent to a Customer Account requiring such consent (including, without limitation, reimbursement to Buyer of the value of such nonassigned Customer Account);

               (g) liability of Seller or Stockholders imposed upon Buyer as a result of Seller's failure to comply with the bulk transfer law of Texas;

               (h) liability of Seller or Stockholders resulting from one or more pending or threatened lawsuits whether or not listed on Schedule 5.1(h);

               (i) liability of Seller or any Stockholder to creditors of Seller or any Stockholder which is imposed on Buyer whether as a result of bankruptcy proceedings or otherwise and whether as an account payable by Seller or any Stockholder or as a claim of alleged fraudulent conveyance or preferential payments within the meaning of the United States Bankruptcy Code or otherwise; and

               (j) the existence of creditors of Seller which are not disclosed to Buyer;

               (k) any of the matters described in Section 7.1(a)-(k) hereof;
        and

               (l) any claim by a third party that, if true, would mean that a condition for indemnification set forth in this Section 7.3 had been satisfied.

Buyer shall be deemed to have suffered such loss, claim, action, cause of action, damage, liability, expense or other cost, or to have paid or to have become obligated to pay any sum on account, of, the matters referred to in subparagraphs (a) - (l) of this Section 7.3 if the same shall be suffered, paid or incurred by Buyer or any parent, subsidiary, affiliate, or successor of Buyer. The amount of the loss, claim, action, cause of action, damage, liability, expense or other cost deemed to be suffered, paid or incurred by Buyer shall be an amount equal to the loss, claim, action, cause of action, damage, liability, expense or other cost suffered, paid or incurred by such parent, subsidiary, affiliate, or successor.

               SECTION 7.4 INDEMNIFICATION BY BUYER AND PARENT. Buyer and Parent, severally (and not jointly and severally), agree to defend, indemnify and hold harmless Seller, its officers, shareholders, directors, divisions, subdivisions, affiliates, employees, agents, successors, assigns from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result from:

               (a) inaccuracy in any representation or warranty made by Buyer or Parent in this Agreement;

               (b) breach of any representation or warranty under this Agreement by Buyer or Parent;

               (c) failure of Buyer or Parent duly to perform and observe any term, provision, covenant, agreement or condition under this Agreement;

               (d) the operation of the Business of Buyer after the Closing, including, without limitation, the Customer Accounts and the Assumed Leases; and

               (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in this Section 7.4 had been satisfied.

Seller shall be deemed to have suffered such loss, claim, action, cause of action, damage, liability, expense or other cost, or to have paid or to have become obligated to pay any sum on account, of, the matters referred to in subparagraphs (a) - (d) of this Section 7.4 if the same shall be suffered, paid or incurred by Seller or any subsidiary, affiliate, or successor of Seller. The amount of the loss, claim, action, cause of action, damage, liability, expense or other cost deemed to be suffered, paid or incurred by Seller shall be an amount equal to the loss, claim, action, cause of action, damage, liability, expense or other cost suffered, paid or incurred by such subsidiary, affiliate, or successor.

               SECTION 7.5 LIMITATION ON LIABILITY. The indemnification obligations set forth in this Agreement shall apply only after the aggregate amount of such obligations exceed $50,000, when combined with the Agreement and Plan of Reorganization among U S Liquids/EMI Acquisition Corporation, U S Liquids Inc., Buyer and Stockholders (the "Merger Agreement"), and the Stock Purchase Agreement among Buyer, U S Liquids Inc., Enviro Waste Type V of Texas, Inc. and Stockholders (the "Stock Purchase Agreement"), at which time the indemnification obligations shall be effective as to all amounts, including the initial $50,000 and shall in no event exceed a maximum of $4,585,000.

               SECTION 7.6  PROCEDURE FOR INDEMNIFICATION.

               (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") or if any party who may make a claim for indemnification under this Agreement otherwise becomes aware of any matter that may give rise to such a claim or wishes to make such a claim (whether or not related to a Third Party Claim), then the Indemnified Party shall promptly notify each Indemnifying party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

               (b) Any Indemnifying Party will have the right to defend the Indemnified Party against a Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within a reasonable time after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief or involve the possibility of criminal penalties, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.6(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,
        (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld).

               (d) In the event or to the extent that any of the conditions set forth in Section 7.6(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate in its sole discretion and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith (but will keep the Indemnifying Party reasonably informed regarding the progress and anticipated cost thereof), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 7; and
        (iv) the Indemnifying Party shall be deemed to have waived any claim that its indemnification obligation should be reduced because of the manner in which the counsel for the Indemnified Party handled the Third Party Claim.

                               ARTICLE 8. GENERAL

               SECTION 8.1 FURTHER ASSURANCE. From time to time after the Closing, Seller and Stockholders will, without further consideration, but without incurring any cost or expense, execute and deliver such other instruments of conveyance and transfer, and take such other action as Buyer reasonably may request to more effectively convey and transfer to and vest in Buyer and to put Buyer in possession of the Assets to be transferred hereunder, and in the case of contracts and rights, if any, which cannot be transferred effectively without the consents of third parties, to endeavor to obtain such consents promptly, and if any be unobtainable, to use their reasonable efforts to provide Buyer with the benefits thereof in some other manner. Seller and Stockholders will cooperate and use its reasonable efforts, but without incurring any cost or expense, to have the present officers, directors and employees of Seller cooperate with Buyer on and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing.

               SECTION 8.2 JOINT AND SEVERAL OBLIGATIONS. All representations, warranties and agreements of Seller or Stockholders under this Agreement, the Schedules and the transactions contemplated hereby shall be joint and several. All representations, warranties and agreements of Parent and Buyer under this Agreement shall be joint and several.

               SECTION 8.3 WAIVER. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; not shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

               SECTION 8.4 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

               SECTION 8.5 NOTICE. All notices or communications required or permitted under this Agreement shall be given in writing and served either by personal delivery, overnight courier or by deposit in the United States mail and sent by first class registered or certified mail, return receipt requested, postage prepaid:

                      If to Seller or Stockholder:

                      Enviro-Plumbing, Inc.
                      5119 E. 7th
                      Austin, TX 78702
                      Attn:  Michael L. Briggle

                      with copies to:

                      Michael L. Briggle
                      3511 Woodcutters Way
                      Austin, TX 78746

                            and

                      Mark A. Emmert
                      808 Westlake Drive
                      Austin, TX 78746

                            and

                      Richard Cox, Esq.
                      300 Crescent Court
                      Suite 1400
                      Dallas, TX 75201

                      If to Buyer:

                      U S Liquids Inc.
                      411 N. Sam Houston Parkway East
                      Houston, TX 77060
                      ATTN:  W. Gregory Orr

                      with a copy to:

                      U S Liquids Inc.
                      411 N. Sam Houston Parkway East
                      Houston, TX 77069
                      ATTN:  David Turkal

                      with a copy to:

                      Elaine A. Chotlos, Esq.
                      Baker & Hostetler LLP
                      3200 National City Center
                      1900 E. 9th Street
                      Cleveland, OH 44114-3485

Notice shall be deemed given and effective the day personally delivered (if delivered during normal business hours on a business day, or on the next business day if not so delivered), the day after being sent by overnight courier, subject to signature verification, and three days after deposit in the U.S. mail as provided above, or when actually received, if earlier. Either party may change the address for notices or communications to be given to it by written notice to the other party given as provided in this Section.

               SECTION 8.6 ENTIRE AGREEMENT. This Agreement, the Schedules hereto and the other agreements referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

               SECTION 8.7 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, legal representatives, successors and permitted assigns. Seller shall have no right to assign this Agreement or any of their respective rights hereunder. Buyer may assign this Agreement without consent by Seller; provided, however, that the assignee under such assignment shall agree to assume the obligations of the assignor under this Agreement. It is further understood and agreed that Buyer may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of Buyer hereunder.

               SECTION 8.8 EXPENSES OF TRANSACTION. Seller shall pay all costs and expenses incurred by Seller or Stockholders in connection with this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses of Seller's attorneys and accountants and will make all necessary arrangements so that the Assets will not be charged with or diminished by any such cost or expense. Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and thereby, including without limitation, the fees and expenses of its attorneys and accountants.

               SECTION 8.9 BROKER'S COMMISSION. Seller and Stockholders represent and warrant to Buyer and Buyer represents and warrants to Seller and Stockholders that the warranting party has had no dealing with any dealer, broker or agent so as to entitle such dealer, broker or agent to a commission or fee in connection with the sale of the Assets to Buyer. If for any reason any commission or fee shall become due, the party dealing with such dealer, broker or agent shall pay such commission or fee and agrees to indemnify and save the other party harmless from all claims for such commission or fee and from all attorneys' fees, litigation costs and other expense relating to such claim.

               SECTION 8.10 MODIFICATION; REMEDIES CUMULATIVE. This Agreement may not be changed, amended, terminated, augmented, rescinded or otherwise altered, in whole or in part, except by a writing executed by all of the parties hereto. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

               SECTION 8.11 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               SECTION 8.12 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

               SECTION 8.13  COSTS OF LITIGATION.

               (a) If Parent fails to make a required payment when due under the terms of this Agreement, then Parent shall pay to Seller interest on the amount due at the rate of 18% per annum from the date the payment was due until the date paid.

               (b) Parent shall not be in default of its obligations to make the payment pursuant to Section 2.1(B) hereof until and unless Seller shall have: (i) delivered a written notice to Parent demanding payment and a period of 45 days shall have expired after Parent's receipt of such notice; and (ii) delivered a second written notice to Parent two weeks prior to the expiration of such 45 day period. Upon default in accordance with the previous sentence, Parent shall pay to Seller, on demand, the additional sum of $218,500 (as interest at the rate of eighteen percent (18%) per annum on the $950,000 portion of the Purchase Price which was deferred plus a five percent (5%) late payment penalty), together with any other amounts due under this Section 8.13.

               (c) Additionally, Parent shall not be in default of its obligations to make the payment pursuant to Section 2.1(B) hereof and shall not have to pay any amounts under 8.13 (b) hereof in the event that on the date such payment is due and payable, there is pending litigation related to that certain Executory Agreement between Austin Liquids Disposal Co., Inc. ("ALD"), and Enviro-Waste Management, Inc., dated July 1, 1996 (the "Executory Agreement"). After such litigation is resolved or Parent receives a written release from ALD to Parent in a form satisfactory to Parent releasing Parent, Buyer and their affiliates (the "Resolution Date"), Parent shall then make any payment due under
        Section 2.1(B) hereof, less any amounts set off pursuant to Section 11.5 of the Agreement and Plan of Reorganization among U S Liquids/EMI Acquisition Corporation, Parent, Buyer and Stockholders dated of even date herewith (the "Merger Agreement"). The terms of Section 8.13(b) (including the required notice provisions) shall apply to any failure to make payment on the Resolution Date. Parent shall also pay to Stockholders interest on such payment from January 16, 1999, at the current rate of interest at which Parent is able to borrow funds plus two percent (2%) payable monthly in arrears commencing March 1, 1999.

               (d) In any litigation brought by a party over the terms of this Agreement, including, without limitation, failure to make required payments, the prevailing party shall be entitled to receive, as part of its damages, all of its costs and expenses of such litigation, including, without limitation, attorney's fees and expenses, investigation costs and court costs.

               SECTION 8.14 SIMULTANEOUS CLOSINGS. The closings under the Merger Agreement and that certain Stock Purchase Agreement among Buyer, Parent, Enviro-Waste Type V of Texas, Inc. and Stockholders shall occur contemporaneously with the Closing hereunder.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            BUYER:

                                            ENVIRONMENT MANAGEMENT, INC.


                                            By:    __________________________
                                            Its:   __________________________

                                            SELLER:

                                            ENVIRO PLUMBING, INC.
                                            (EIN: 75-2584534)


                                            By:    __________________________
                                            Its:   __________________________

                                            STOCKHOLDERS:


                                            _________________________________
                                            Michael Briggle
                                            (SSN: ###-##-####)


                                            _________________________________
                                            Mark Emmert
                                            (SSN: ###-##-####)


               The undersigned, U S Liquids Inc., has read the foregoing document and agrees to be bound by the provisions related to it.

                                            U S LIQUIDS INC.


                                            By:    ___________________________
                                            Its:   __________________________

                                LIST OF SCHEDULES


Schedule 1.1(a) --  Equipment

Schedule 1.1(b) --  Rolling Stock

Schedule 1.1(d) --  Customer Accounts and Related Approvals

Schedule 1.1(g) --  Permits

Schedule 1.1(h) --  Assumed Leases

Schedule 1.3    --  Customer Accounts Requiring Consent to Assignment

Schedule 1.4    --  Accounts Receivable

Schedule 5.1(b) --  Compliance with Law

Schedule 5.1(g) --  Real Property Disclosure

Schedule 5.1(h) --  Litigation

Schedule 5.1(i) --  Employees

Schedule 5.1(j) --  Employee Agreements

Schedule 5.1(m) --  List of Disposal Sites

Schedule 5.1(q) --  List of Storage Tanks